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                                  EXHIBIT 21.2

                              LIST OF SUBSIDIARIES

                         StarMedia Argentina Sociedad de
                         Responsabilidad Limitada (SRL)
                             Buenos Aires, Argentina

                            StarMedia do Brasil Ltda.
                                Sao Paulo, Brazil

                        StarMedia Mobile do Brasil Ltda.
                                Sao Paulo, Brazil

                        Servicios Interactivos Limitada,
                                 Santiago, Chile

                            StarMedia Chile Limitada
                                 Santiago, Chile

                      StarMedia Colombia Ltda., Sociedad de
                            Responsabilidad Limitada
                                Bogota, Colombia

                           SMN de Mexico, Sociedad de
                      Responsabilidad Limitada (S. de R.L.)
                               Mexico City, Mexico

                         Servicios Star Mexico, Sociedad
de Responsabilidad Limitada de Capital Variable Mexico City, Mexico

AdNet S.A. de C.V.
                               Mexico City, Mexico

                             StarMedia Network, S.L.
                                  Madrid, Spain

StarMedia Network Americas, Sociedad Anonima (S.A.) Montevideo, Uruguay

StarMedia Sociedad de Responsabilidad Limitada S.R.L.
                               Montevideo, Uruguay

                                StarMedia S.R.L.
                               Caracas, Venezuela

                          StarMedia Mobile (USA), Inc.
                                    Delaware

                          StarMedia Mobile (BVI), Inc.
                             British Virgin Islands